QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Georgia Gulf Corporation and subsidiaries on Form S-8 of our report dated February 12, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the adoption of a new accounting principle and (ii) the application of procedures relating to certain other disclosures and reclassifications of financial statement amounts related to the 2001 and 2000 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications) appearing in the Annual Report on Form 10-K of Georgia Gulf Corporation and subsidiaries for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
May 20, 2003

QuickLinks

  Exhibit 23
INDEPENDENT AUDITORS' CONSENT